Morgan Stanley Universal Institutional Funds, Inc.
- Global Strategist Portfolio (fka Global Tactical
Asset Allocation Portfolio)
Item 77O- Transactions effected pursuant to Rule
10f-3


Securities Purchased:  United Health Group Inc.
3.750% due 7/15/2025
Purchase/Trade Date:	  7/20/2015
Offering Price of Shares: $99.729
Total Amount of Offering:  $2,000,000,000
Amount Purchased by Fund: $25,000
Percentage of Offering Purchased by Fund: .001
Percentage of Fund's Total Assets: .05
Brokers:  JP Morgan, Barclays, Bofa Merrill Lynch,
Citigroup, Morgan Stanley, UBS Investment Bank,
BNY Mellon Capital Markets, LLC, Credit Suisse,
Deutsche Bank Securities, Goldman, Sachs & Co.,
US Bancorp, Wells Fargo Securities
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Gilead Sciences Inc. 3.650%
due 3/1/2026
Purchase/Trade Date:	 9/9/2015
Offering Price of Shares: $99.596
Total Amount of Offering: $2,750,000,000
Amount Purchased by Fund: $100,000
Percentage of Offering Purchased by Fund: .004
Percentage of Fund's Total Assets: .21
Brokers:  Bofa Merrill Lynch, J.P. Morgan,
Goldman Sachs Co., Barclays, RBC Capital
Markets, MUFG, SMBC Nikko, US Bancorp, The
Williams Capital Group, Evercore ISI
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Tyco International Finance
SA 3.900% due 2/14/2026
Purchase/Trade Date:	 9/9/2015
Offering Price of Shares: $99.284
Total Amount of Offering: $750,000,000
Amount Purchased by Fund: $50,000
Percentage of Offering Purchased by Fund: .007
Percentage of Fund's Total Assets: .10
Brokers:  Deutsche Bank Securities, Goldman
Sachs & Co., Morgan Stanley, BBVA, BNP
Paribas, BNY Mellon Capital Markets, Citigroup,
J.P. Morgan, BofA Merrill Lynch, The Williams
Capital Group L.P.
Purchased from: Goldman Sachs
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Biogen IDEC Inc. 4.050%
due 9/15/2025
Purchase/Trade Date:	9/10/2015
Offering Price of Shares: $99.764
Total Amount of Offering: $1,750,000,000
Amount Purchased by Fund: $50,000
Percentage of Offering Purchased by Fund: .003
Percentage of Fund's Total Assets: .10
Brokers:  Goldman Sachs & Co., BofA Merrill
Lynch, Deutsche Bank Securities, Morgan Stanley,
Credit Suisse, J.P. Morgan, MUFG, HSBC, Mizuho
Securities, US Bancorp
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.






Securities Purchased:  Hewlett Packard Enterprise
Co. 3.600% due 10/15/2020
Purchase/Trade Date:	  9/30/2015
Offering Price of Shares: $99.972
Total Amount of Offering:  $3,000,000,000
Amount Purchased by Fund: $125,000
Percentage of Offering Purchased by Fund: .004
Percentage of Fund's Total Assets: .26
Brokers:  Citigroup, Goldman Sachs & Co., J.P.
Morgan, BofA Merrill Lynch, Deutsche Bank
Securities, BNP Paribas, Mizuho Securities, ANZ
Securities, Barclays, Credit Suisse, ING, Morgan
Stanley, RBC Capital Markets, Societe Generale,
Wells Fargo Securities, Credit Agricole CIB,
KeyBanc Capital Markets, Santander, Standard
Chartered Bank, US Bancorp, Blaylock Beal Van
LLC, Loop Capital Markets, MFR Securities Inc.,
Ramirez & Co Inc., The Williams Capital Group
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Transurban Finance
Company Pty 4.125% due 2/2/2026
Purchase/Trade Date:	  10/27/2015
Offering Price of Shares: $99.123
Total Amount of Offering:  $550,000,000
Amount Purchased by Fund: $50,000
Percentage of Offering Purchased by Fund: .009
Percentage of Fund's Total Assets: .10
Brokers:  Goldman Sachs & Co., JP Morgan,
Morgan Stanley
Purchased From: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.